UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

iHealthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55378	47-3002847
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3901 NW 28th Street, 2nd Floor Miami, FL	33142
(address of principal executive offices)	(zip code)

1-305-751-2327
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties. We use words, such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing.

Note: Any references such as, “The Company,” “We,” and “Our” refer to iHealthcare, Inc.

Item 1.01 Entry into a Material Definitive Agreements.

Effective January 7, 2019, iHealthcare Management Company and iHealthcare Management Company II, both wholly owned subsidiaries of the Company, entered into a total of thirteen "Business Development Agreements" with Jorge Perez. Per the terms of the agreements, Mr. Perez will be compensated in exchange for facilitating the execution of exclusive hospital management contracts on behalf of the respective subsidiaries of the Company. Each of the agreements identifies, and is constrained to, contracts Mr. Perez will facilitate with a specific, and unique, medical facility. Mr. Perez will be compensated through a promissory note, the value of which varies in each agreement, and is identified as a 'success fee'. The full agreements have been attached as exhibits 10.1 and 10.2.

Effective January 7, 2019, iHealthcare Management Company and iHealthcare Management Company II, both wholly owned subsidiaries of the Company, entered into a total of thirteen “Management and Administrative Services Agreements” with thirteen different medical facilities. In each of these agreements, the respective subsidiary of the company agrees to provide hospital management and administrative services to the respective medical facility. The full agreements have been attached as exhibits 10.3 and 10.4.

Effective January 7, 2019, iHealthcare Management Company and iHealthcare Management Company II, both wholly owned subsidiaries of the Company, entered into a total of thirteen “Promissory Note Agreements” with Jorge Perez. These agreements pertain to the services fully described in the “Business Development Agreements” referenced above. The value of each promissory note varies based upon the medical facility to which the agreement pertains. The full agreements have been attached as exhibits 10.5 and 10.6.

 Effective January 7, 2019, iHealthcare Software Services, Inc., a Florida Company and wholly owned subsidiary of the Company, entered into a total of thirteen “EHR and RCM Agreements” with thirteen respective medical facilities. In each of the thirteen agreements, iHealthcare Software Services, Inc. agrees to provide a hosted proprietary revenue cycle management software platform, a hosted proprietary electronic medical records software platform, IHCC RCM interface and various additional services. The full agreements have been attached as exhibit 10.7.

*Jorge Perez is a related party to every medical facility identified in the agreements attached to this filing, all of which are mentioned above.

Item 1.02 Termination of a Material Definitive Agreement.

On November 14, 2018, the Company and John Cook mutually agreed to terminate our consulting agreement, entered into and consummated on October 25, 2017. There were no business activities or actions carried out pursuant to the consulting agreement and no compensation of any kind was paid to John Cook in connection with this agreement. John Cook is not entitled to any compensation of any kind to be paid by the Company going forward.

Original details of the agreement prior to termination on November 14, 2018 were as follows:

Under the terms of the agreement John Cook will act as a part time consultant for Ihealthcare, Inc. His role shall pertain to assisting the Company with obtaining and structuring institutional financing from various commercial banks, investment banking firms, private equity firms and related financial and business issues. John Cook shall be compensated for his part time assistance as a consultant through a combination of cash and stock incentives. Compensation for Mr. Cook will occur under four phases, with the first three to occur within 365 days of the execution of the agreement, and the fourth to occur subsequently. Upon the first phase, and upon the acquisition by the Company, Mr. Cook will receive 5.0% equity in the Company. In the second phase Mr. Cook will receive 1.666% equity in the Company for the second and third acquisitions, and 1.668% equity upon acquisition of the fourth entity. In the third phase, Mr. Cook will receive 2.00% equity for each of the fifth through ninth acquisitions. If, at any point within the first 365 days, the Company’s gross revenue reaches $58,500,000 or more, then phases one, two and three shall be deemed to be vested not withstanding that nine acquisitions have occurred. Phase four shall occur if the Company’s revenue, at any point, should exceed $200,000,000 there shall be an additional 5.0% equity issued to Mr. Cook. Phase one, two and three rewards shall be Series B Preferred stock, whereas Phase four will be a new class of preferred stock. Mr. Cook shall also be paid cash compensation on all acquisitions and receive a Single Percentage Lehman of 6% for the first $1,000,000, 5% for the second, 4% for the third, 3% for the fourth and 2% thereafter for every million. In addition to all other compensation, Mr. Cook shall be paid a bonus of an additional 2% of all cash components of any acquisition which has occurred, which shall be payable three years from the execution of the agreement, or upon termination of the agreement. As of February 28, 2018, no acquisitions have occurred and no compensation has been paid pursuant to this agreement.

The agreement whereas both of the aforementioned parties agreed to terminate the consulting agreement between the Company and John Cook is attached herein as exhibit 10.8.

Item 2.01 Completion of acquisition(s) or Disposition of Assets

We, the Company, have incorporated and/ or filed articles of organization for several entities (listed below) which we have acquired in their entirety without any consideration. We created each entity as a wholly owned subsidiary of the Company. The date of inception of each entity is included below.

We intend to use these entities for various business activities, however, there is the possibility that some may not conduct any business activities for the foreseeable future. The following entities are conclusive of all of our wholly owned subsidiaries at this time. We have no other subsidiaries as of the date of this report.

1. iHealthcare HR Services, LLC, a Florida Limited Liability Company, date of organization: March 1, 2017.

2. iHealthcare Management Company, a Florida Company, date of inception: June 15, 2018

3. iHealthcare Management II Company, a Florida Company, date of inception: June 15, 2018

4. iHealthcare Software Services, Inc., a Florida Company, date of inception: June 15, 2018

On July 25, 2016 we, Ihealthcare, Inc., organized Ihealthcare Surgical, LLC, a Florida Limited Liability Company. The members of the LLC, prior to its dissolution, included ourselves, Ihealthcare, Inc., and All in 1 Medical, LLC. Each of the aforementioned parties owned 50% of the membership interests in Ihealthcare Surgical, LLC. We and All in 1 Medical, LLC mutually agreed to dissolve Ihealthcare Surgical, LLC on August 25, 2018.

Any and all agreements Ihealthcare Surgical LLC, had entered into and consummated, prior to its dissolution, were mutually agreed upon by all parties to be terminated. No business activity of any kind resulted from any agreements Ihealthcare Surgical, LLC had entered into.

On November 20, 2017, we, Ihealthcare, Inc., incorporated Empower IHCC, Inc., a Florida Company, herein referred to as, “Empower IHCC.” Prior to its dissolution, we owned 50% of Empower IHCC, Inc., and Empower H.I.S., LLC, a Florida Limited Liability Company, owned the remaining 50% of the Company.

Since its inception Empower IHCC conducted no business activity and on September 28, 2018 we and Empower H.I.S., LLC mutually agreed to dissolve Empower IHCC.

Item 5.02 Resignation of Director.

On January 31, 2019, Mr. Jorge A. Perez resigned as a Director of iHealthcare, Inc. The resignation was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices.

Item 8.01 Other Events.

Beginning on January 31, 2019, the Company began efforts to compile the necessary documentation required to file for two trademark applications with the USPTO. The Company has tentative plans to utilize these trademarks, should they be filed and subsequently approved by the USPTO, for brand names it intends to assign to its current Electronic Health Records (EHR) System, and Health Information Exchange (HIE) System, respectively.

While the Company has intentions to carry out the above actions, there is no guarantee that such actions will occur, or may be successful, and there exists the possibility that the USPTO may not grant such trademarks to the Company.

Currently, the Company has not made public its quarterly reports for the quarters ended May 31, 2018, August 31, 2018 and November 30, 2018, but is working towards having these periods reviewed by the Company’s PCAOB Auditor and subsequently filed publicly via the edgar database. There is no expected timeline as to when these may be filed.

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

10.1	Business Development Agreements - iHealthcare Management Company
10.2	Business Development Agreements - iHealthcare Management II Company
10.3	Management and Admin Agreements - iHealthcare Management Company
10.4	Management and Admin Agreements - iHealthcare Management II Company
10.5	Promissory Note Agreements - iHealthcare Management Company
10.6	Promissory Note Agreements - iHealthcare Management II Company
10.7	EHR and RCM agreements - iHealthcare Software Services, Inc.
10.8	Termination of Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

iHealthcare, Inc.

Dated: February 5, 2019	/s/ Noel Mijares
Noel Mijares
Chief Executive Officer